Exhibit 10.1

EQUITY EXCHANGE AGREEMENT

THIS EQUITY EXCHANGE AGREEMENT (the “Agreement”) is made and entered into as of the 16th day of August, 2012, by and among Raptor Resources Holdings Inc. ("Raptor"), a Nevada corporation, with its address at 41 Howe Lane, Freehold, N.J. 07728, Mabwe Minerals Inc. (“Mabwe”), a Wyoming corporation, with its address at 41 Howe Lane, Freehold, N.J. 07728 and Mabwe Minerals Zimbabwe (Private) Limited ("Mabwe Z"), a registered Zimbabwean corporation, with an address at 98 Churchill Avenue, Gunhill, Harare, Zimbabwe.

WITNESSETH:

WHEREAS, Raptor’s authorized capital stock consists of 990,000,000 shares of common stock, $0.001 par value, of which approximately 380,000,000 are issued and outstanding and 10,000,000 shares of preferred stock, $0.001 par value, of which the series and rights will be determined by a majority vote of the directors or by a vote of the shareholders holding a majority of the shares, common or preferred;

WHEREAS, Mabwe is a majority owned subsidiary of Raptor engaged in the mining and commercial sales of industrial minerals and metals, including barite; and

WHEREAS, Raptor desires that Mabwe acquire Mabwe Z through the exchange of 25,000 shares of Raptor's Series “B” Convertible Preferred Stock (the “Shares”) in exchange for 49% of the total equity of Mabwe Z on a fully diluted basis, subject to a holding period of one (1) year before the Shares can be converted, in whole or in part, at the discretion of the holder of the Shares, for the free-trading common stock of Raptor and Mabwe. Series “B” Convertible Preferred Stock entitles its holder to dividend payouts when and if declared by the Board of Directors of Raptor on a quarterly, semi-annual, and/or annual basis.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

1.           Exchange and Transfer of the Shares. Subject to the terms and conditions of this Agreement, Mabwe shall exchange with and transfer to Mabwe Z, and Mabwe Z shareholders shall accept from Mabwe, the Shares, for and in the manner specified in Section 2 below, and Mabwe shall receive from Mabwe Z 49% of the total equity of Mabwe Z on a fully diluted basis.

2.           Delivery of Shares / Payment. Raptor shall deliver a certificate registered in the name of Mabwe Z evidencing the Shares in exchange for a certificate from Mabwe Z in the name of Mabwe for 49% of the total equity of Mabwe Z, on a fully diluted basis.

3.           Representation and Warranties of the Raptor. Raptor represents and warrants that:

(a)          Authority. Raptor has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by Raptor and constitutes a valid and binding obligation of Raptor enforceable in accordance with its terms.

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EQUITY EXCHANGE AGREEMENT

(b)          The execution, delivery and performance of this Agreement by Raptor does not and will not violate any provision of any law, regulation or order, or conflict with or result in the breach of, or constitute a default under, any material agreement or instrument to which Raptor is a party or by which Raptor may be bound or affected.

(c)          Raptor has good and marketable title to the Shares free and clear of all liens and encumbrances.

(d)          Raptor’s counter-signed signature validates this herein Agreement.

4.          Representation and Warranties of Mabwe Z. Mabwe Z represents and warrants that:

(a) Authority. Mabwe Z has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly executed and delivered by Mabwe Z and constitutes a valid and binding obligation of Mabwe Z enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Mabwe Z does not and will not violate any provision of any law, regulation or order, or result in the breach of, or constitute a default under, any material agreement or instrument to which Mabwe Z is a party or by which Mabwe Z may be bound or affected.

(b	Mabwe Z’s acceptance of the Shares hereunder has not been solicited by means of general solicitation or by advertisement.

(c)	Mabwe Z is an “accredited investor” or “sophisticated investor,” as that term is defined by the Securities and Exchange Commission.

(d)	Mabwe Z has not relied upon any representations or information about the Company from Raptor, and has made its own independent investigation regarding the risk and other factors related to its acceptance of the Shares of the Company.

(e)	Mabwe Z shall have no claim against Raptor for any loss or other damages as a result of its acceptance of the Shares.

5.	Entire Agreement. This Agreement constitutes the complete understanding between the parties hereto with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each party. This Agreement supersedes and terminates any and all prior agreements or understandings between the parties regarding the subject matter hereof.

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EQUITY EXCHANGE AGREEMENT

6.                          Fees and Costs. Raptor and Mabwe shall each bear their own fees and costs incurred in connection with this Agreement.

7.                          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

8.                          Governing Law. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Nevada.

9.                          Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by overnight courier or by certified mail, return receipt requested, as follows:

If to the Seller, at: 41 Howe Lane, Freehold, NJ 07728, USA

If to the Buyer, at: 98 Churchill Avenue, Gunhill, Harare, Zimbabwe

Each party may change the address for the receipt of notice hereunder by giving written notice thereof to the other party.

10.                        Survival of Representations and Warranties. All representations and warranties made by Raptor and Mabwe Z shall survive the date hereof.

11.                        Jurisdiction and Venue. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a court of competent jurisdiction in New Jersey. The parties hereby consent to personal jurisdiction and venue in New Jersey.

12.                        Construction and Severability. In the event any provision in this Agreement shall, for any reason, be held to be invalid or unenforceable, this Agreement shall be construed as though it did not contain such invalid or unenforceable provision, and the rights and obligations of the parties hereto shall continue in full force and effect and shall be construed and enforced in accordance with the remaining provisions hereof.

13.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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EQUITY EXCHANGE AGREEMENT

14. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall not affect in any manner the meaning or interpretation of this Agreement.

15.	Rule of Construction Relating to Ambiguities. All parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel and/or other representative, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable.

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EQUITY EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Facsimile and/or e-mail/digital signatures shall be deemed as originals.

Raptor Resources Holdings Inc.

By:	/s/Al Pietrangelo
Al Pietrangelo, President and CEO

Mabwe Minerals Inc.

By:	/s/Al Pietrangelo
Al Pietrangelo, President and CEO

Mabwe Minerals Zimbabwe (Private) Limited

By:	/s/ Asswell Africa Gurupira
Asswell Africa Gurupira

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